CONSENT OF WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION

The Board of Directors
Horizon Photonics, Inc.

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of LightPath Technologies, Inc. of our report dated May 3, 2000, relating to the financial statements of Horizon Photonics, Inc., which appears in the Current Report on Form 8-K/A-1 of LightPath Technologies, Inc. dated May 17, 2000. We also consent to the references to us under the headings "Experts" in such Prospectus.


/s/ WINDES & McCLAUGHRY ACCOUNTANCY CORPORATION

Long Beach, California
May 17, 2000